Exhibit 99.1
GigaCloud Technology Inc Announces Fourth Quarter and Year Ended December 31, 2024 Financial Results
—Record Total Revenues in 2024 Reach More Than $1 Billion—
EL MONTE, Calif., March 3, 2025 — GigaCloud Technology Inc (Nasdaq: GCT) (“GigaCloud” or the “Company”), a pioneer of global end-to-end B2B ecommerce technology solutions for large parcel merchandise, today announced financial results for the fourth quarter and fiscal year ended December 31, 2024, including a milestone achievement of surpassing $1 billion in total annual revenues for the first time in 2024, and continued robust growth in GigaCloud Marketplace GMV.
Fourth Quarter 2024 Financial Highlights
•Total revenues of $295.8 million, increased 20.9% year-over-year.
•Gross profit of $65.0 million, decreased 6.9% year-over-year.
Gross margin was 22.0%, compared to 28.5% in the fourth quarter of 2023.
•Net income of $31.0 million, decreased 12.9% year-over-year.
Net income margin was 10.5%, compared to 14.5% in the fourth quarter of 2023.
Diluted EPS decreased 12.6% year-over-year to $0.76.
•Adjusted EBITDA1 decreased 29.5% year-over-year to $30.9 million.
Adjusted EPS – diluted2 decreased 29.9% year-over-year to $0.75.
•Cash, Cash Equivalents, Restricted Cash, and Investments totaled $303.1 million as of December 31, 2024, a 64.5% increase year-over-year.
Full Year 2024 Financial Highlights
•Total revenues of $1,161.0 million, increased 65.0% year-over-year.
•Gross profit of $285.2 million, increased 51.2% year-over-year.
Gross margin was 24.6%, compared to 26.8% in 2023.
•Net income of $125.8 million, increased 33.7% year-over-year.
Net income margin was 10.8%, compared to 13.4% in 2023.
Diluted EPS increased 32.6% year-over-year to $3.05.
•Adjusted EBITDA1 increased 32.6% year-over-year to $156.9 million.
Adjusted EPS – diluted2 increased 31.8% year-over-year to $3.81.
Operational Highlights
•GigaCloud Marketplace GMV3 increased 68.9% year-over-year to $1,341.4 million for the 12 months ended December 31, 2024.
1     Adjusted EBITDA is a non-GAAP financial measure. For more information on the non-GAAP financial measure, please see the section of “Non-GAAP Financial Measures” and the table captioned “Unaudited Reconciliation of Adjusted EBITDA” set forth at the end of this press release.
2     Adjusted EPS – diluted is a non-GAAP financial measure. For more information on the non-GAAP financial measure, please see the section of “Non-GAAP Financial Measures” and the table captioned “Unaudited Reconciliation of Adjusted EPS – diluted” set forth at the end of this press release.
3    GigaCloud Marketplace GMV means the total gross merchandise value of transactions ordered through our GigaCloud Marketplace including GigaCloud 3P and GigaCloud 1P, before any deductions of value added tax, goods and services tax, shipping charges paid by buyers to sellers and any refunds.

•3P seller GigaCloud Marketplace GMV4 increased 62.8% year-over-year to $693.9 million for the 12 months ended December 31, 2024. 3P seller GigaCloud Marketplace GMV represented 51.7% of total GigaCloud Marketplace GMV for the 12 months ended December 31, 2024.
•Active 3P sellers5 increased 36.3% year-over-year to 1,111 for the 12 months ended December 31, 2024.
•Active buyers6 increased 85.7% year-over-year to 9,306 for the 12 months ended December 31, 2024.
•Spend per active buyer7 was $144,142 for the 12 months ended December 31, 2024.
“2024 was a landmark year for GigaCloud as we surpassed $1 billion in total revenues for the first time, a milestone that underscores the strength and resilience of our B2B Marketplace amid a challenging macroeconomic environment,” said Larry Wu, Founder, Chairman, and Chief Executive Officer. “This achievement reflects the growing recognition for our Supplier Fulfilled Retail (SFR) model and our continued success in expanding our platform, driving robust GMV performance. Our global diversification has been a key strength, with standout progress in Europe, which has experienced 155% GMV growth year over year, further validating the broad appeal for our solutions across diverse markets. Our expanding global footprint, deepening partnerships, and relentless focus on innovation continue to fuel our momentum and position us well for the long term. We remain confident in our ability to adapt and maintain our positive trajectory.
In addition, our Board has approved the appointment of Erica Wei as Chief Financial Officer after serving as Interim CFO since August 2024. She has played a key role in strengthening the Company’s financial strategy, leading compliance efforts, and enhancing financial reporting quality, which will be reflected in the upcoming 10-K. Her leadership will be essential as we continue to scale our business and drive long-term growth.”
“Our results reflect robust top-line performance and the strategic investments we are making to scale operations and position GigaCloud for long-term success,” said Erica Wei, Chief Financial Officer. “Despite a challenging macro environment, our ability to adapt and execute has kept us on a path of sustained, stable growth. At the same time, we are committed to enhancing shareholder value. Since our $46 million share repurchase authorization in September, we have executed approximately $29 million in share repurchases under a Rule 10b5-1 plan as of today. Our strong financial position of over $300 million in cash and cash equivalents, restricted cash, and short-term investments, while remaining debt-free, gives us the financial flexibility to continue investing in our platform, expanding globally, and driving sustained value for our shareholders.”
Business Outlook
The Company expects its total revenues to be between $250 million and $265 million in the first quarter of 2025. This forecast reflects the Company’s current and preliminary views on the market and operational conditions, which are subject to change and cannot be predicted with reasonable accuracy as of the date hereof.
Share Repurchase Program
In June 2023, we announced that our board of directors approved a share repurchase program to repurchase up to US$25.0 million of our Class A ordinary shares over the next 12 months, which expired in June 2024. On September 3, 2024, we announced that our board of directors approved a new share repurchase program under which we may purchase up to $46.0 million of our Class A ordinary shares, par value $0.05, over a 12-month period. Under the share repurchase program, we may purchase our ordinary shares through various means, including open market transactions, privately negotiated transactions, block trades, any combination thereof or other legally permissible means. We may effect repurchase transactions in compliance with Rule 10b5-1 and Rule 10b-18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The number of shares repurchased and the timing of repurchases will depend on a number of factors, including, but not limited to, price, trading volume and general market conditions, along with our working capital requirements, general business conditions and other factors. Our board of directors will review the share repurchase
4     3P seller GigaCloud Marketplace GMV means the total gross merchandise value of transactions sold through our GigaCloud Marketplace by 3P sellers, before any deductions of value added tax, goods and services tax, shipping charges paid by buyers to sellers and any refunds.
5    Active 3P sellers means sellers who have sold a product in GigaCloud Marketplace within the last 12-month period, irrespective of cancellations or returns.
6    Active buyers means buyers who have purchased a product in the GigaCloud Marketplace within the last 12-month period, irrespective of cancellations or returns.
7    Spend per active buyer is calculated by dividing the total GigaCloud Marketplace GMV within the last 12-month period by the number of active buyers as of such date.

program periodically, and may modify, suspend or terminate the share repurchase program at any time. We plan to fund repurchases from our existing cash balance.
During the fourth quarter of 2024, we have repurchased 1,033,292 of our Class A ordinary shares at a total consideration of approximately $23 million. Subsequent to the fourth quarter of 2024, the Company has repurchased an aggregate of 283,889 Class A ordinary shares in the open market at a total consideration of approximately $6 million pursuant to a repurchase plan under Rule 10b5-1 of the Exchange Act.
Conference Call
The Company will host a conference call to discuss its financial results at 5:30 pm U.S. Eastern Time on March 3, 2025 (6:30 am Hong Kong Time on March 4, 2025). Participants who wish to join the call should pre-register here at https://s1.c-conf.com/diamondpass/10042872-f6q7mb.html. Upon registration, participants will receive the dial-in number and a unique PIN, which can be used to join the conference call. If participants register and forget their PIN or lose their registration confirmation email, they may re-register to receive a new PIN. All participants are encouraged to dial in 15 minutes prior to the start time.
A live and archived webcast of the conference call will be accessible on the Company’s investor relations website at: https://investors.gigacloudtech.com/.
About GigaCloud Technology Inc
GigaCloud Technology Inc is a pioneer of global end-to-end B2B technology solutions for large parcel merchandise. The Company’s B2B ecommerce platform, the “GigaCloud Marketplace,” integrates everything from discovery, payments and logistics tools into one easy-to-use platform. The Company’s global marketplace seamlessly connects manufacturers, primarily in Asia, with resellers, primarily in the U.S., Asia and Europe, to execute cross-border transactions with confidence, speed and efficiency. GigaCloud offers a comprehensive solution that transports products from the manufacturer’s warehouse to the end customer’s doorstep, all at one fixed price. The Company first launched its marketplace in January 2019 by focusing on the global furniture market and has since expanded into additional categories, including home appliances and fitness equipment. For more information, please visit the Company’s website: https://investors.gigacloudtech.com/
Non-GAAP Financial Measures
The Company uses certain non-GAAP financial measures, including Adjusted EBITDA and Adjusted EPS – diluted, to understand and evaluate its core operating performance. Adjusted EBITDA is net income excluding interest, income taxes and depreciation, further adjusted to exclude share-based compensation expense and non-recurring items. Adjusted EPS – diluted is a financial measure defined as our Adjusted EBITDA divided by our diluted weighted-average shares outstanding, respectively. Management uses Adjusted EBITDA and Adjusted EPS – diluted as measures of operating performance, for planning purposes, to allocate resources to enhance the financial performance of our business, to evaluate the effectiveness of our business strategies and in communications with our Board of Directors and investors concerning our financial performance. Non-GAAP financial measures, which may differ from similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with U.S. GAAP.
For more information on the non-GAAP financial measures, please see the tables captioned “Unaudited Reconciliation of Adjusted EBITDA” and “Unaudited Reconciliation of Adjusted EPS – diluted” set forth at the end of this press release.
Forward-Looking Statements
This press release contains “forward-looking statements”. Forward-looking statements reflect our current view about future events. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “could,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “propose,” “potential,” “continue” or similar expressions. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results in the Company’s registration statement and other filings with the SEC.
For investor and media inquiries, please contact:
GigaCloud Technology Inc
Investor Relations
Email: ir@gigacloudtech.com
PondelWilkinson, Inc.
Laurie Berman (Investors) – lberman@pondel.com
George Medici (Media) – gmedici@pondel.com

GigaCloud Technology Inc
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands except for share data and per share data)

	December 31,
	2024	2023
ASSETS
Current assets
Cash and cash equivalents	$259,759	$183,283
Restricted cash	685	885
Investments	42,674	—
Accounts receivable, net	57,313	58,876
Inventories	172,489	132,247
Prepayments and other current assets	14,672	17,516
Total current assets	547,592	392,807
Non-current assets
Operating lease right-of-use assets	451,930	398,922
Property and equipment, net	29,498	24,614
Intangible assets, net	6,198	8,367
Goodwill	12,586	12,586
Deferred tax assets	10,026	1,440
Other non-current assets	12,645	8,173
Total non-current assets	522,883	454,102
Total assets	$1,070,475	$846,909

GigaCloud Technology Inc
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (continued)
(In thousands except for share data and per share data)

	December 31,
	2024	2023
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accounts payable (including accounts payable of VIEs without recourse to the Company of $nil and $11,563 as of December 31, 2024 and 2023, respectively)	$78,163	$69,757
Contract liabilities (including contract liabilities of VIEs without recourse to the Company of $nil and $736 as of December 31, 2024 and 2023, respectively)	4,486	5,537
Current operating lease liabilities (including current operating lease liabilities of VIEs without recourse to the Company of $nil and $1,305 as of December 31, 2024 and 2023, respectively)	88,521	57,949
Income tax payable (including income tax payable of VIEs without recourse to the Company of $nil and $3,644 as of December 31, 2024 and 2023, respectively)	13,615	15,212
Accrued expenses and other current liabilities (including accrued expenses and other current liabilities of VIEs without recourse to the Company of $nil and $2,774 as of December 31, 2024 and 2023, respectively)	79,594	57,319
Total current liabilities	264,379	205,774
Non-current liabilities
Operating lease liabilities, non-current (including operating lease liabilities, non-current of VIEs without recourse to the Company of $nil and $553 as of December 31, 2024 and 2023, respectively)	395,235	343,511
Deferred tax liabilities	941	3,795
Finance lease obligations, non-current	382	111
Non-current income tax payable	4,321	3,302
Total non-current liabilities	400,879	350,719
Total liabilities	$665,258	$556,493
Commitments and contingencies

GigaCloud Technology Inc
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS (continued)
(In thousands except for share data and per share data)

	December 31,
	2024	2023
Shareholders’ equity
Treasury shares, at cost (609,390 and 294,029 shares held as of December 31, 2024 and 2023, respectively)	$(11,816)	$(1,594)
Class A ordinary shares ($0.05 par value, 50,673,268 shares authorized, 32,878,735 and 31,738,632 shares issued as of December 31, 2024 and 2023, respectively, 32,269,345 and 31,455,148 shares outstanding as of December 31, 2024 and 2023, respectively)	1,643	1,584
Class B ordinary shares ($0.05 par value, 9,326,732 shares authorized, 8,076,732 and 9,326,732 shares issued and outstanding as of December 31, 2024 and 2023)	403	466
Additional paid-in capital	120,262	111,736
Accumulated other comprehensive income (loss)	(4,136)	526
Retained earnings	298,861	177,698
Total shareholders’ equity	405,217	290,416
Total liabilities and shareholders’ equity	$1,070,475	$846,909

GigaCloud Technology Inc
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(In thousands except for share data and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenues
Service revenues	$97,107	$69,336	$350,273	$199,184
Product revenues	198,675	175,401	810,769	504,647
Total revenues	295,782	244,737	1,161,042	703,831
Cost of revenues
Services	78,188	57,291	284,951	161,215
Product sales	152,604	117,609	590,855	353,983
Total cost of revenues	230,792	174,900	875,806	515,198
Gross profit	64,990	69,837	285,236	188,633
Operating expenses
Selling and marketing expenses	18,041	14,004	70,686	41,386
General and administrative expenses	16,979	13,130	73,944	30,008
Research and development expenses	2,356	2,344	9,791	3,925
Gains (losses) on disposal of property and equipment	(20)	3,236	193	3,236
Total operating expenses	37,356	32,714	154,614	78,555
Operating income	27,634	37,123	130,622	110,078
Interest expense	(29)	(108)	(256)	(1,240)
Interest income	2,849	1,293	9,405	3,304
Foreign currency exchange gains (losses), net	(754)	4,239	(1,233)	2,086
Government grants	8	438	37	911
Others, net	678	(137)	2,039	(144)
Income before income taxes	30,386	42,848	140,614	114,995
Income tax expense	573	(7,273)	(14,806)	(20,887)
Net income	$30,959	$35,575	$125,808	$94,108
Net income attributable to ordinary shareholders	30,959	35,575	125,808	94,108
Foreign currency translation adjustment, net of nil income taxes	(715)	232	(1,266)	(278)
Net unrealized gains (losses) on available-for-sale investments	(12)	—	7	—
Intra-entity foreign currency transactions gain (loss)	(2,565)	—	(2,565)	—
Release of foreign currency translation reserve related to liquidation of subsidiaries	(838)	—	(838)	—
Total other comprehensive income (loss)	(4,130)	232	(4,662)	(278)
Comprehensive Income	$26,829	$35,807	$121,146	$93,830
Net income per ordinary share
—Basic	$0.76	$0.87	$3.06	$2.31
—Diluted	$0.76	$0.87	$3.05	$2.30
Weighted average number of ordinary shares outstanding used in computing net income per ordinary share
—Basic	40,869,106	40,770,882	41,079,672	40,788,448
—Diluted	40,944,311	40,901,772	41,201,026	40,922,590

GigaCloud Technology Inc
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities:
Net income	$125,808	$94,108
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	8,524	2,873
Share-based compensation	16,825	2,503
Operating lease	29,282	2,485
Changes in accounts receivables, net	(234)	(5,058)
Changes in inventories	(46,875)	(16,514)
Changes in prepayments and other assets	(1,665)	(9,249)
Changes in accounts payable, accrued expenses and other current liabilities	38,188	46,258
Changes in contract liabilities	(992)	1,473
Changes in income tax payable	(1,023)	10,977
Changes in deferred income taxes	(11,462)	398
Other operating activities	1,702	3,198
Net cash provided by operating activities	158,078	133,452
Cash flows from investing activities:
Cash paid for purchase of property and equipment	(15,536)	(4,380)
Cash received from disposal of property and equipment	2,103	462
Acquisitions, net of cash acquired	—	(86,629)
Purchases of investments	(73,831)	—
Sale and maturities of investments	31,845	—
Net cash used in investing activities	(55,419)	(90,547)
Cash flows from financing activities:
Repayment of finance lease obligations	(1,726)	(2,212)
Repayment of bank loans	—	(197)
Repurchases of ordinary shares	(23,243)	(1,594)
Net cash used in financing activities	(24,969)	(4,003)
Effect of foreign currency exchange rate changes on cash and restricted cash	(1,414)	190
Net increase in cash and restricted cash	76,276	39,092
Cash and restricted cash at the beginning of the year	184,168	145,076
Cash and restricted cash at the end of the year	$260,444	$184,168
Supplemental disclosure of cash flow information
Cash paid for interest expense	256	1,240
Cash paid for income taxes	26,301	9,512
Non-cash investing and financing activities:
Purchase of property and equipment under finance leases	767	—
Reversal of subscription receivable from ordinary shares	—	312
Fair value of assets acquired by acquisition	—	273,086
Cash paid for business combinations and asset purchases	—	87,568
Liabilities assumed by acquisition	—	(185,518)

GigaCloud Technology Inc
UNAUDITED RECONCILIATION OF ADJUSTED EBITDA
(In thousands, except for per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
	(In thousands)
Net income	$30,959	$35,575	$125,808	$94,108
Add: Income tax expense	(573)	7,273	14,806	20,887
Add: Interest expense	29	108	256	1,240
Less: Interest income	(2,849)	(1,293)	(9,405)	(3,304)
Add: Depreciation and amortization	2,271	1,723	8,524	2,873
Add: Share-based compensation expense	1,245	429	16,825	2,503
Add: Non-recurring items(1)	(180)	—	128	—
Adjusted EBITDA	$30,902	$43,815	$156,942	$118,307
_____________________
(1)    One of our fulfillment centers in Japan experienced a fire in March 2024. The fire destroyed our inventories located within the fulfillment center. We recognized losses of $2.0 million as a result of the fire in 2024. Based on the provisions of our insurance policies, the gross losses were reduced by the insurance proceeds received $1.9 million from our insurance carrier for the claim. We do not believe such losses to be recurring or frequent in nature.
UNAUDITED RECONCILIATION OF ADJUSTED EPS – DILUTED

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net income per ordinary share – diluted	$0.76	$0.87	$3.05	$2.30
Adjustments, per ordinary share:
Add: Income tax expense	(0.01)	0.18	0.36	0.51
Add: Interest expense	—	—	0.01	0.03
Less: Interest income	(0.07)	(0.03)	(0.23)	(0.08)
Add: Depreciation and amortization	0.05	0.04	0.21	0.07
Add: Share-based compensation expenses	0.02	0.01	0.41	0.06
Add: Non-recurring items(1)	—	—	—	—
Adjusted EPS – diluted	$0.75	$1.07	$3.81	$2.89

Weighted average number of ordinary shares outstanding - diluted	40,944,311	40,901,772	41,201,026	40,922,590
_____________________
(1)    One of our fulfillment centers in Japan experienced a fire in March 2024. The fire destroyed our inventories located within the fulfillment center. We recognized losses of $2.0 million as a result of the fire in 2024. Based on the provisions of our insurance policies, the gross losses were reduced by the insurance proceeds received $1.9 million from our insurance carrier for the claim. We do not believe such losses to be recurring or frequent in nature.